 Exhibit 32.1

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Hudson United Bancorp (the “Company”) for the quarterly period ended June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Kenneth T. Neilson, as Chief Executive Officer of the Company, and James W. Nall, as Chief Financial Officer, each hereby certifies, pursuant to 18 U.S.C. (section) 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ KENNETH T. NEILSON

Kenneth T. Neilson
Chief Executive Officer
Date: August 24, 2005

/s/ JAMES W. NALL

James W. Nall
Chief Financial Officer
Date: August 24, 2005